Exhibit 10.2

                        AMENDMENT NO. 1 TO
                    CHANGE OF CONTROL AGREEMENT

     This Amendment No. 1 to Change of Control Agreement is made as of the 1st day of August, 1997, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Richard O. Baldwin, Jr. (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of December 5, 1995 (the "Change of Control Agreement"); and

     WHEREAS, the Company has approved, effective August 1, 1997, an increase in the Employee's maximum incentive bonus to up to $200,000.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. CHANGE OF CONTROL AGREEMENT. Except as expressly amended herein, all of the terms and provisions of the Change of Control Agreement shall remain in full force and effect.

     SECTION 2.   AMENDMENT  TO ARTICLE I, SECTION 1.1.  Article I, Section
1.1 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

     1.1 EMPLOYMENT AGREEMENT. After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of August 1, 1995 as amended by Amendment No. 1 dated as of August 1, 1997, between Employee and the Company (the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

     SECTION 3. AMENDMENT TO ARTICLE II, SECTION 2.2. Article II, Section 2.2, paragraph (b) of the Change of Control Agreement is hereby amended to read in its entirety as follows:

          (b) BONUS. For the period beginning November 1, 1996, the Employee shall be eligible to receive a Bonus of up to $200,000 for each 12-month period thereafter; provided, however, that in the event the Employee ceases to be assigned outside of the United States, the Employee's maximum Bonus will be the sum of
     (i) the product of $200,000 times the quotient of the number of days during the Fiscal Year that the Employee was assigned outside of the United States divided by 365 and (ii) the product of $150,000 times the quotient of the number of days during the Fiscal Year that the Employee was assigned in the United States divided by 365. Such Bonus shall be comprised of two elements, the quantitative element and the qualitative element:

               (i) The quantitative element shall be equal to 75% of the maximum Bonus and shall be based on the attainment of certain goals to be established by the Company's compensation committee, or any similar body, and Employee.

               (ii) The qualitative element shall be 25% of the maximum Bonus and shall be awarded at the discretion of the Company's Chairman of the Board. The Chairman of the Board and Employee shall establish incentive goals and other criteria for the award of the qualitative element.

          The Bonus shall be paid in cash no later than 30 days following the date on which the information needed to calculate the Bonus becomes available.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:   /S/  JAMES W. MCFARLAND
                                         -----------------------
                                         James W. McFarland
                                   Compensation Committee Chairman

                                   EMPLOYEE:


                                    /S/  RICHARD O. BALDWIN, JR.
                                    ----------------------------
                                       Richard O. Baldwin, Jr.